                                                                       EXHIBIT 5



                                October 23, 1996


FTP Software, Inc.
100 Brickstone Square
Andover, Massachusetts  01810

     Re:  Registration Statement on Form S-8
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Ladies and Gentlemen:

     This opinion is furnished to you in connection with the registration statement on Form S-8 (the "Registration Statement") filed by FTP Software, Inc. (the "Company") with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended ("the Act"), for the registration of 1,500,000 shares of common stock, $.01 par value (the "Shares"), that may be issued pursuant to awards granted under the FTP Software, Inc. 1996 Executive Equity Incentive Plan (the "Plan").

     I am Vice President and Deputy General Counsel of the Company and have acted as counsel for the Company in connection with the Registration Statement and am familiar with the actions taken by the Company in connection therewith. For purposes of this opinion, I have examined copies of the Registration Statement and the Plan and such other documents as I have deemed appropriate.

     Based upon the foregoing, I am of the opinion that, when the Shares have been issued and sold and consideration received by the Company therefor in accordance with the terms of the Plan, the Shares will have been validly issued and will be fully paid and non-assessable.

     I hereby consent to the filing of this opinion as part of the Registration Statement. In rendering this opinion and in giving such consent, I do not admit that I am within the category of persons whose consent is required under Section 7 of the Act and the rules and regulations of the Commission thereunder.

                                Very truly yours,


                                /s/ W. Robert Kellegrew, Jr.


                                W. Robert Kellegrew, Jr., Esq.
                                Vice President and Deputy General Counsel